Exhibit 3.1

SUMMIT HOTEL PROPERTIES, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST:  Summit Hotel Properties, Inc., a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND:  The provisions of the charter of Summit Hotel Properties, Inc., which are now in effect and as amended hereby in accordance with the Maryland General Corporation Law, are as follows:

ARTICLE I

INCORPORATION

Christopher R. Eng, whose address is c/o The Summit Group, Inc., 2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105, being at least 18 years of age, formed a corporation under the general laws of the State of Maryland on June 30, 2010.

ARTICLE II

NAME

The name of the corporation is Summit Hotel Properties, Inc. (the “Corporation”).

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT (as hereinafter defined) under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.  For purposes of the charter of the Corporation (the “Charter”), “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

PRINCIPAL OFFICE IN MARYLAND AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.  The name and address of the resident agent of the Corporation in the State of Maryland are The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.  The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1  Number of Directors.  The business and affairs of the Corporation shall be managed under the direction of the board of directors of the Corporation (the “Board of Directors”).  The number of directors of the Corporation initially shall be two, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law, or any successor statute (the “MGCL”).  The names of the directors who shall serve until their successors are duly elected and qualify are:

Kerry W. Boekelheide

Daniel P. Hansen

The directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Stock (as defined in Section 6.1), any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until his or her successor is duly elected and qualifies.

Section 5.2                Extraordinary Actions.  Except as specifically provided in Section 5.8 (relating to removal of directors) and in the last sentence of Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3                Authorization by Board of Stock Issuance.  The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.4                Preemptive Rights and Appraisal Rights.  Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.  Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL.

Section 5.5                Indemnification.  (a) The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the ultimate entitlement to indemnification to, (i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any of the foregoing capacities.  The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

(b) The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.

(c) The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the maximum extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 5.6                Determinations by Board.  The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock:  the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, cash flow, funds from operations, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class or series of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.7                REIT Qualification.  The Board of Directors, without any action by the stockholders of the Corporation, shall have the authority to cause the Corporation to elect to qualify for federal income tax treatment as a REIT.  Following such election, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors, without any action by the stockholders of the Corporation, may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.  In addition, the Board of Directors, without any action by the stockholders of the Corporation, shall have and may exercise, on behalf of the Corporation, without limitation, the power to determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII of the Charter is no longer required in order for the Corporation to qualify as a REIT.

Section 5.8                Removal of Directors.  Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, and then only by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.  For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 5.9                Advisor Agreements.  The Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

ARTICLE VI

STOCK

Section 6.1    Authorized Shares.  The Corporation has authority to issue 600,000,000 shares of stock, consisting of 500,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and 100,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).  The aggregate par value of all authorized shares of stock having par value is $6,000,000.  If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.  The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2    Common Stock.  Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote.  The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 6.3    Preferred Stock.  The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of stock.

Section 6.4    Classified or Reclassified Shares.  Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall:  (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions (including, without limitation, restrictions on transferability), limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”).  Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.5                Charter and Bylaws.  The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1    Definitions.  For the purpose of this Article VII, the following terms shall have the following meanings:

Beneficial Ownership.  The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day.  The term “Business Day” shall mean any day, other than a Saturday or a Sunday that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law, regulation or executive order to close.

Capital Stock.  The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary.  The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust.  The term “Charitable Trust” shall mean any trust provided for in Section 7.3.1.

Constructive Ownership.  The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder.  The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit.  The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Charter or by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8, the percentage limit established for an Excepted Holder by the Charter or by the Board of Directors pursuant to Section 7.2.7.

Initial Date.  The term “Initial Date” shall mean the date of issuance of Common Stock pursuant to the initial underwritten public offering of Common Stock or such other date as determined by the Board of Directors in its sole and absolute discretion.

Market Price.  The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date.  The “Closing Price” on any date shall mean the last reported sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors.

NYSE.  The term “NYSE” shall mean the New York Stock Exchange.

Person.  The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner.  The term “Prohibited Owner” shall mean, with respect to any purported Transfer (or other event), any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in violation of the provisions of Section 7.2.1(a), and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

Restriction Termination Date.  The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Stock Ownership Limit.  The term “Stock Ownership Limit” shall mean nine and eight-tenths percent (9.8%) in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of Capital Stock of the Corporation excluding any outstanding shares of Capital Stock not treated as outstanding for federal income tax purposes, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter.

TRS.  The term “TRS” shall mean a taxable REIT subsidiary (as defined in Section 856(l) of the Code) of the Corporation.

Transfer.  The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change such Person’s percentage of Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right, and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trustee.  The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Charitable Trust.

Section 7.2    Capital Stock.

Section 7.2.1       Ownership Limitations.  During the period commencing on the Initial Date and prior to the Restriction Termination Date or as otherwise set forth below, and subject to Section 7.4:

(a)   Basic Restrictions.

(i)  Except as provided in Section 7.2.7 hereof, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Stock Ownership Limit.  No Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)  Except as provided in Section 7.2.7 hereof, no Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

(iii)  Except as provided in Section 7.2.7 hereof, any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being Beneficially Owned by less than one hundred (100) Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Capital Stock.

(iv)  Except as provided in Section 7.2.7 hereof, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent such Beneficial Ownership or Constructive Ownership would cause the Corporation to Constructively Own ten percent (10%) or more of the ownership interests in a tenant (other than a TRS) of the Corporation’s real property within the meaning of Section 856(d)(2)(B) of the Code.

(v)  No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership would otherwise cause the Corporation to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) that operates a “qualified lodging facility” (as defined in Section 856(d)(9)(D)(i) of the Code) on behalf of a TRS failing to qualify as such.

(b)     Transfer in Trust/Transfer Void Ab Initio.  If any Transfer of shares of Capital Stock (or other event) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i), (ii), (iv) or (v),

(i)  then that number of shares of the Capital Stock the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i), (ii), (iv) or (v) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer (or other event), and such Person shall acquire no rights in such shares of Capital Stock; or

(ii)  if the transfer to the Charitable Trust described in clause (i) of this Section 7.2.1(b) would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i), (ii), (iv) or (v), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i), (ii), (iv) or (v) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 7.2.2    Remedies for Breach.  If the Board of Directors or any duly authorized committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 7.2.3    Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 7.2.4    Owners Required To Provide Information.  From the Initial Date and prior to the Restriction Termination Date:

(a)   Every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in number or value of the outstanding shares of Capital Stock, within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating (i) the name and address of such owner, (ii) the number of shares of Capital Stock Beneficially Owned and (iii) a description of the manner in which such shares are held.  Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Stock Ownership Limit; and

(b)   Each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Stock Ownership Limit.

Section 7.2.5       Remedies Not Limited.  Nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to, subject to Section 5.7 of the Charter, protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

Section 7.2.6   Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7.1 of this Article VII, the Board of Directors shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it at such time.  In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.  Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Sections 7.2.1 and 7.2.2) acquired Beneficial or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7   Exceptions.

(a)   (i)    The Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the restrictions contained in Section 7.2.1(a)(i), (ii), (iii) or (iv) as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board of Directors obtains such representations, covenants and undertakings as the Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the Corporation to lose its status as a REIT.

(b)   Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine that granting the exception will not cause the Corporation to lose its status as a REIT.  Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)   Subject to Section 7.2.1(a)(ii), an underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or other private offering of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Stock Ownership Limit, but only to the extent necessary to facilitate such public offering, private placement or immediate resale of such Capital Stock and provided that the restrictions contained in Section 7.2.1(a) will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such shares of Capital Stock.

Section 7.2.8   Change in Stock Ownership Limit and Excepted Holder Limits.  (a) The Board of Directors may from time to time increase or decrease the Stock Ownership Limit; provided, however, that a decreased Stock Ownership Limit will not be effective for any Person whose percentage ownership of Capital Stock is in excess of such decreased Stock Ownership Limit until such time as such Person’s percentage of Capital Stock equals or falls below the decreased Stock Ownership Limit, but until such time as such Person’s percentage of Capital Stock falls below such decreased Stock Ownership Limit, any further acquisition of Capital Stock will be in violation of the Stock Ownership Limit and, provided further, that the new Stock Ownership Limit would not allow five or fewer individuals (taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

(b)          The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.  No Excepted Holder Limit shall be reduced to a percentage that is less than the then Stock Ownership Limit.

Section 7.2.9       Legend.  Each certificate, if any, for shares of Capital Stock shall bear a legend summarizing the restrictions on transfer and ownership contained herein.  Instead of a legend, the certificate, if any, may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3     Transfer of Capital Stock in Trust.

Section 7.3.1       Ownership in Trust.  Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee for the exclusive benefit of one or more Charitable Beneficiaries.  Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b).  The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2       Status of Shares Held by the Trustee.  Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation.  The Prohibited Owner shall have no rights in the Capital Stock held by the Trustee.  The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.  The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Capital Stock.

Section 7.3.3       Dividend and Voting Rights.  The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee.  Any dividends or other distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Charitable Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.  Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4       Sale of Shares by Trustee.  Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a).  Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4.  The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust.  The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII.  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5       Purchase Right in Stock Transferred to the Trustee.  Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII.  The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary.  The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3.4.  Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

Section 7.3.6       Designation of Charitable Beneficiaries.  By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.  Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided for in Section 7.2.1(b)(i) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 7.4    NYSE Transactions.  Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system.  The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5    Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6    Non-Waiver.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 7.7    Severability.  If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock.  All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation.  Except as otherwise provided in the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.  However, any amendment to Section 5.8 and Article VII or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.  Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

THIRD:  The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the sole stockholder of the Corporation as required by law.

FOURTH:  The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

FIFTH:  The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the Charter.

SIXTH:  The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the Charter.

SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 1,000 shares, consisting of 1,000 shares of Common Stock, $0.01 par value per share.  The aggregate par value of all shares of stock having par value was $10.00.

EIGHTH:  The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the Charter is 600,000,000, consisting of 500,000,000 shares of Common Stock, $0.01 par value per share, and 100,000,000 shares of Preferred Stock, $0.01 par value per share.  The aggregate par value of all authorized shares of stock having par value is $6,000,000.

NINTH:  The undersigned Executive Chairman of the Board of Directors acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Chairman of the Board of Directors acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chairman of the Board and attested to by its Secretary on this 3rd day of February, 2011.

ATTEST:	SUMMIT HOTEL PROPERTIES, INC.

/s/ Christopher R. Eng	By:	/s/ Kerry W. Boekelheide	(SEAL)
Christopher R. Eng		Kerry W. Boekelheide
Vice President, General Counsel and Secretary		Executive Chairman of the Board

SUMMIT HOTEL PROPERTIES, INC.

ARTICLES SUPPLEMENTARY

9.25% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

Summit Hotel Properties, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board”) by Article VI of the Articles of Amendment and Restatement of the Corporation (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Charter”) and Section 2-208 of the Maryland General Corporation Law, the Board has duly classified and designated 2,300,000 authorized but unissued shares of preferred stock, $0.01 par value per share, of the Corporation (“Preferred Stock”) as “9.25% Series A Cumulative Redeemable Preferred Stock,” with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as appear below, which, upon any restatement of the Charter, shall become a part of Article VI of the Charter, with any appropriate renumbering or relettering of the sections or subsections thereof.

SECOND:  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Charter.

9.25% Series A Cumulative Redeemable Preferred Stock

1.           Designation and Number.  A series of Preferred Stock, designated the “9.25% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”) is hereby established.  The par value of the Series A Preferred Stock shall be $0.01 per share.  The number of authorized shares of Series A Preferred Stock shall be 2,300,000.

2.           Rank.  The Series A Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank: (a) senior to all classes or series of common stock, $0.01 par value per share, of the Corporation (the “Common Stock”) and any class or series of capital stock of the Corporation expressly designated as ranking junior to the Series A Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation (collectively, “Junior Stock”); (b) on a parity with any class or series of capital stock of the Corporation expressly designated as ranking on a parity with the Series A Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation (“Parity Stock”); and (c) junior to any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series A Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation.  The term “capital stock” does not include convertible or exchangeable debt securities of the Corporation, which will rank senior to the Series A Preferred Stock prior to conversion or exchange.  The Series A Preferred Stock will also rank junior in right of payment to the Corporation’s other existing and future indebtedness.

3.           Distributions.

(a)           Subject to the preferential rights of holders of any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series A Preferred Stock as to distributions, the holders of Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board and declared by the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 9.25% per annum of the $25.00 liquidation preference per share of Series A Preferred Stock (equivalent to a fixed annual amount of $2.3125 per share of Series A Preferred Stock).  Distributions on the Series A Preferred Stock shall accrue and be cumulative from (but excluding) the original date of issuance of any shares of Series A Preferred Stock and shall be payable quarterly in equal amounts in arrears on or about the last day of each February, May, August and November of each year, beginning on November 30, 2011 (each such day being hereinafter called a “Distribution Payment Date”); provided, however, if any Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day.  The amount of any distribution payable on the Series A Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 90 nor less than ten days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b)           No distributions on the Series A Preferred Stock shall be authorized by the Board or declared, paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)           Notwithstanding anything to the contrary contained herein, distributions on the Series A Preferred Stock shall accrue whether or not the restrictions referred to in Section 3(b) exist, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared.

(d)           Except as provided in Section 3(e) below, no distributions shall be declared and paid or set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, shares of any class or series of Parity Stock or Junior Stock (other than a distribution paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) for any period, nor shall shares of any class or series of Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (other than a redemption, purchase or acquisition of Common Stock made for purposes of and in compliance with requirements of any incentive, benefit or stock purchase plan of the Corporation or any subsidiary thereof, or as permitted under Article VII of the Charter), nor shall any funds be paid or made available for a sinking fund for the redemption of any such shares by the Corporation, directly or indirectly (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Stock and all holders of shares of Parity Stock), unless full cumulative distributions on the Series A Preferred Stock for all past distribution periods shall have been or contemporaneously are declared and paid or declared and sum sufficient for the payment thereof is set apart for such payment.

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(e)           When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series A Preferred Stock and any shares of Parity Stock, all distributions declared on the Series A Preferred Stock and any other shares of Parity Stock shall be declared pro rata so that the amount of distributions declared per share of Series A Preferred Stock and per share of Parity Stock shall in all cases bear to each other the same ratio that accrued distributions per share of Series A Preferred Stock and per share of Parity Stock (which shall not include any accrual in respect of unpaid distributions on any shares of Parity Stock for prior distribution periods if such Parity Stock does not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Stock which may be in arrears.

(f)           If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series A Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series A Preferred Stock for the year bears to the Total Dividends.  The Corporation may elect to retain and pay income tax on its net long-term capital gains.  In such a case, the holders of Series A Preferred Stock would include in income their appropriate share of the Corporation’s undistributed long-term capital gains, as designated by the Corporation.

(g)           Holders of Series A Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares of capital stock of the Corporation, in excess of full cumulative distributions on the Series A Preferred Stock as described above.  Any distribution payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid distributions due with respect to such shares which remains payable.  Accrued but unpaid distributions on the Series A Preferred Stock will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be.

(h)           For the avoidance of doubt, in determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Corporation’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

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4.           Liquidation Preference.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to the holders of shares of any Junior Stock, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid, or have the Corporation declare and set apart for payment, out of the assets of the Corporation legally available for distribution to its stockholders, after payment or provision for payment of all debts and other liabilities of the Corporation, a liquidation preference in cash or property at fair market value, as determined by the Board, of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to, but not including, the date of payment or the date the amount for payment is set apart (the “Liquidating Distributions”).

(b)           If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation are insufficient to pay the full amount of the Liquidating Distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all outstanding shares of Parity Stock, then the holders of shares of Series A Preferred Stock and the holders of such shares of Parity Stock shall share ratably in any such distribution of assets in proportion to the full Liquidating Distributions to which they would otherwise be respectively entitled.

(c)           Written notice of the effective date of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, no fewer than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the address of such holder as the same shall appear on the stock transfer records of the Corporation.

(d)           After payment of the full amount of the Liquidating Distributions to which they are entitled, the holders of shares of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(e)           For the avoidance of doubt, the consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or the sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Corporation shall not be considered a liquidation, dissolution or winding up of the Corporation.

5.           Optional Redemption

(a)           The Series A Preferred Stock is not redeemable prior to October 28, 2016, except as permitted by Article VII of the Charter and as otherwise provided in this Section 5 and Section 6 below.  On and after October 28, 2016, the Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series A Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus any accrued and unpaid distributions on such shares of Series A Preferred Stock to, but not including, the redemption date (the “Regular Redemption Right”).  If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Regular Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method determined by the Corporation.  If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series A Preferred Stock would become a holder of a number of shares of Series A Preferred Stock in excess of the Stock Ownership Limit because such holder’s shares of Series A Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in Article VII of the Charter, the Corporation will redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will hold a number of shares in excess of the Stock Ownership Limit subsequent to such redemption.

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(b)           To ensure that the Corporation remains qualified as a REIT for federal income tax purposes, the Series A Preferred Stock shall be subject to the provisions of Article VII of the Charter, pursuant to which shares of Series A Preferred Stock owned by a stockholder in excess of the Stock Ownership Limit shall automatically be transferred to a Charitable Trust and the Corporation shall have the right to purchase such shares, as provided in Article VII of the Charter.  If the Corporation calls for redemption any shares of Series A Preferred Stock pursuant to and in accordance with Article VII of the Charter and this Section 5(b), then the redemption price will be an amount equal to $25.00 per share, plus any accrued and unpaid distributions on the Series A Preferred Stock to, but not including, the redemption date, subject to any restrictions or limitations contained in Article VII of the Charter.

(c)           Unless full cumulative distributions on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, (i) no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series A Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock); provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of shares of Series A Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Stock.

(d)           Immediately prior to any redemption of shares of Series A Preferred Stock pursuant to the Regular Redemption Right, the Corporation shall pay, in cash, any accrued and unpaid distributions on the Series A Preferred Stock to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of record of Series A Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior distribution periods) notwithstanding the redemption of such shares before such Distribution Payment Date.  Except as provided above and in Section 6(e), the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on shares of Series A Preferred Stock for which a notice of redemption has been given.

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(e)           The following procedures apply to the redemption of the Series A Preferred Stock pursuant to the Regular Redemption Right:

(i)           Notice of redemption pursuant to the Regular Redemption Right will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  A failure to give such notice or any defect thereto or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series A Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, representing the shares of Series A Preferred Stock to be redeemed are to be surrendered for payment of the redemption price; (E) the procedures for surrendering non-certificated shares of Series A Preferred Stock for payment of the redemption price; (F) that distributions on shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date; and (G) that the holders of shares of Series A Preferred Stock to which such notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control (as defined in Section 6(b) below) and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date (as defined in Section 9(a) below), for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.  If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed pursuant to the Regular Redemption Right, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be so redeemed.

(iii)           If notice of redemption pursuant to the Regular Redemption Right of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set apart by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then from and after the redemption date distributions will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series A Preferred Stock will terminate, except the right to receive the redemption price and any accrued and unpaid distributions to, but not including, the redemption date; provided, however, if the redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, each holder of shares of Series A Preferred Stock so called for redemption at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before such Distribution Payment Date.

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(iv)           Holders of shares of Series A Preferred Stock to be redeemed pursuant to the Regular Redemption Right shall surrender such shares at the place or places designated in such notice and, upon surrender of the certificates, if any, for such shares of Series A Preferred Stock (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid distributions payable upon such redemption.  In case less than all shares of Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series A Preferred Stock without cost to the holder thereof.  Notwithstanding the foregoing, if the shares of Series A Preferred Stock to be redeemed are held in book-entry form through the facilities of The Depository Trust Company (“DTC”), holders of shares of Series A Preferred Stock to be redeemed shall comply with applicable procedures of DTC in connection with surrendering their shares for payment of the redemption price.

(f)           Subject to applicable law and the limitation on purchases when distributions on the Series A Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase any shares of Series A Preferred Stock in the open market, by tender or by private agreement.

(g)           Any shares of Series A Preferred Stock that shall at any time have been redeemed pursuant to the Regular Redemption Right or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.

6.           Special Optional Redemption.

(a)           Upon the occurrence of a Change of Control (as defined below), the Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice, may redeem the shares of Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price equal to $25.00 per share, plus any accrued and unpaid distributions to, but not including, the redemption date (“Special Optional Redemption Right”).

(b)           A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

(i)           the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all capital stock of the Corporation entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all capital stock of the Corporation that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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(ii)           following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

(c)           If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method determined by the Corporation.  If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series A Preferred Stock would become a holder of a number of shares of Series A Preferred Stock in excess of the Stock Ownership Limit because such holder’s shares of Series A Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in Article VII of the Charter, the Corporation will redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will hold a number of shares in excess of the Stock Ownership Limit subsequent to such redemption.

(d)           Unless full cumulative distributions on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, (i) no shares of Series A Preferred Stock shall be redeemed pursuant to the Special Option Redemption Right unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series A Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock); provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of shares of Series A Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Stock.

(e)           Immediately prior to any redemption of shares of Series A Preferred Stock pursuant to the Special Optional Redemption Right, the Corporation shall pay, in cash, any accrued and unpaid distributions on the Series A Preferred Stock to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior distribution periods) notwithstanding the redemption of such shares before such Distribution Payment Date.  Except as provided above, the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on shares of Series A Preferred Stock for which a notice of redemption has been given.

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(f)           The following procedures apply to the redemption of the Series A Preferred Stock pursuant to the Special Optional Redemption Right:

(i)           Notice of redemption pursuant to the Special Optional Redemption Right will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  A failure to give such notice or any defect thereto or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series A Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, representing the shares of Series A Preferred Stock to be redeemed are to be surrendered for payment of the redemption price; (E) the procedures for surrendering non-certificated shares of Series A Preferred Stock for payment of the redemption price; (F) that the shares of Series A Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (G) that the holders of shares of Series A Preferred Stock to which such notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (H) that distributions on shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date.  If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed pursuant to the Special Optional Redemption Right, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

(iii)           If notice of redemption pursuant to the Special Optional Redemption Right of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then from and after the redemption date distributions will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series A Preferred Stock will terminate, except the right to receive the redemption price and any accrued and unpaid distributions to, but not including, the redemption date; provided, however, if the redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, each holder of shares of Series A Preferred Stock so called for redemption at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before such Distribution Payment Date.

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(iv)           Holders of shares of Series A Preferred Stock to be redeemed pursuant to the Special Optional Redemption Right shall surrender such shares at the place or places designated in such notice and, upon surrender of the certificates, if any, for such shares of Series A Preferred Stock (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid distributions payable upon such redemption.  In case less than all shares of Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series A Preferred Stock without cost to the holder thereof.  Notwithstanding the foregoing, if the shares of Series A Preferred Stock to be redeemed are held in book-entry form through the facilities of DTC, holders of shares of Series A Preferred Stock to be redeemed shall comply with applicable procedures of DTC in connection with surrendering their shares for payment of the redemption price.

(g)           Any shares of Series A Preferred Stock that shall at any time have been redeemed pursuant to the Special Optional Redemption Right or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.

7.           Voting Rights.

(a)           Holders of Series A Preferred Stock will not have any voting rights, except as set forth below.

(b)           Whenever distributions on any Series A Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of directors then constituting the Board shall be increased by two and the holders of Series A Preferred Stock (voting as a single class together with the holders of any other class or series of shares of Parity Stock upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”)) shall be entitled to vote for the election of a total of two additional directors of the Corporation (each, a “Preferred Stock Director”) at a special meeting of stockholders called by the holders of at least 33% of the outstanding shares of Series A Preferred Stock (or the holders of at least 33% of the outstanding shares of Voting Parity Stock) if such request is received 90 or more days before the date fixed for the next annual meeting of stockholders, or, if the request is received less than 90 days before the next annual meeting of stockholders, at the next annual meeting of stockholders, or at the Corporation’s sole discretion, a separate special meeting of stockholders to be held no later than 90 days after the Corporation’s receipt of such request, and thereafter at each subsequent annual meeting of stockholders until all accumulated distributions on the shares of Series A Preferred Stock for the past distribution periods and the then-current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment in full.  The Preferred Stock Directors shall be elected by a plurality of the votes cast by the holders of the outstanding shares of Series A Preferred Stock when they have the voting rights set forth in this Section 7(b) (voting together as a single class with the holders of any outstanding shares of Voting Parity Stock) in the election to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described below, whichever occurs earlier.

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(c)           If and when all accrued distributions for past distribution periods and the distribution for the then-current distribution period on the Series A Preferred Stock shall have been paid in full or declared and a sum sufficient for the payment thereof set apart for payment in full, the holders of Series A Preferred Stock shall immediately be divested of the voting rights set forth in Section 7(b) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions for past distribution periods and the distribution for the then-current distribution period have been paid in full or declared and a sum sufficient for the payment thereof set apart for payment in full on all outstanding shares of Voting Parity Stock, the term of office of each Preferred Stock Director so elected shall immediately terminate and the number of directors shall be reduced accordingly. Any Preferred Stock Director may be removed at any time, but only for Cause, by the vote of, and shall not be removed otherwise than by the vote of, the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock when they have the voting rights set forth in Section 7(b) and the holders of any outstanding shares of Voting Parity Stock (voting together as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series A Preferred Stock when they have the voting rights set forth in Section 7(b) and the holders of any outstanding shares of Voting Parity Stock (voting together as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d)           So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not:

(i)           authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock of the Corporation expressly designated ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and the holders of any outstanding shares of Voting Parity Stock (voting together as a single class); or

(ii)           amend, alter or repeal the provisions of the Charter, whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting powers of the Series A Preferred Stock or the holders thereof, without the affirmative vote of the holders of at least two-thirds of the holders of the outstanding shares of Series A Preferred Stock (voting as a separate class); provided, however, that with respect to the occurrence of any Event set forth above, so long as shares of Series A Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of shares of Series A Preferred Stock receive shares of, or options, warrants or rights to purchase or subscribe for shares of, capital stock with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series A Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series A Preferred Stock or the holders thereof; and provided further that any increase in the amount of the authorized shares of Series A Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other class or series of Parity Stock or Junior Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

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(e)           In any matter in which the holders of Series A Preferred Stock are entitled to vote separately as a single class, each such holder shall have the right to one vote for each share of Series A Preferred Stock held by such holder.  If the holders of shares of Series A Preferred Stock and the holders of shares of any other class or series of Voting Parity Stock are entitled to vote together as a single class on any matter, such holders shall each have one vote for each $25.00 of liquidation preference.

(f)           The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.           Information Rights.  During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required); and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of Series A Preferred Stock.  The Corporation will mail (or otherwise provide) the reports to the holders of Series A Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

9.           Conversion.  Shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 9.

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(a)           Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem the shares of Series A Preferred Stock pursuant to the Regular Redemption Right or Special Optional Redemption Right, to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number shares of Common Stock, per share of Series A Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Stock Price (as defined below) and (B) 5.92417 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a Common Stock distribution), subdivisions or combinations (in each case, a “Stock Split”) with respect to shares of Common Stock as follows: the adjusted Share Cap as the result of a Stock Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 13,625,592 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase on a pro rata basis if the Corporation issues additional shares of Series A Preferred Stock (the “Exchange Cap”).  The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock shall receive upon conversion of such shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder of shares of Series A Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of shares of Series A Preferred Stock held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series A Preferred Stock shall receive shall be the form of consideration elected by the holders of Common Stock who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

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The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 9(c) below that is no less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to Section 9(c).

The “Common Stock Price” shall be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by holders of Common Stock is solely cash, and (ii) the average of the closing prices per share of Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash.

(b)           No fractional shares of Common Stock shall be issued upon the conversion of shares of Series A Preferred Stock.  In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(c)           Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of Series A Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records and notice shall be provided to the Corporation’s transfer agent.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.  Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of shares of Series A Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem all or any portion of the shares of Series A Preferred Stock pursuant to the Regular Redemption Right or Special Optional Redemption Right, the holder will not be able to convert shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d)           The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 9(c) above to the holders of Series A Preferred Stock.

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(e)           In order to exercise the Change of Control Conversion Right, a holder of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the shares of Series A Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Corporation’s transfer agent.  Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series A Preferred Stock to be converted; and (iii) that the shares of Series A Preferred Stock are to be converted pursuant to the applicable terms of the shares of Series A Preferred Stock.  Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, such notice shall comply with applicable procedures of DTC.

(f)           Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date.  The notice of withdrawal must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.  Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g)           Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem such shares of Series A Preferred Stock, whether pursuant to its Regular Redemption Right or Special Optional Redemption Right.  Holders of Series A Preferred Stock shall not have the right to convert any shares that the Corporation has elected to redeem prior to the Change of Control Conversion Date. Accordingly, if the Corporation has provided a redemption notice with respect to some of all of the Series A Preferred Stock, holders of any Series A Preferred Stock that the Corporation has called for redemption shall not be permitted to exercise their Change of Control Conversion right in respect of any of the shares that have been called for redemption, and such shares of Series A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

(h)           The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

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(i)           Notwithstanding anything to the contrary contained herein, no holder of shares of Series A Preferred Stock will be entitled to convert such shares of Series A Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause the holder of such shares of Common Stock (or any other person) to Beneficially Own or Constructively Own shares of Common Stock of the Corporation in excess of the Stock Ownership Limit, as such term is defined in the Charter, as applicable.

10.           Application of Article VII.  The Series A Preferred Stock is subject to the provisions of Article VII of the Charter.

THIRD:  The Series A Preferred Stock has been classified and designated by the Board under the authority contained in the Charter.

FOURTH:  These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FIFTH:  These Articles Supplementary shall be effective at the time the SDAT accepts these Articles Supplementary for record.

SIXTH:  The undersigned Executive Vice President and Chief Operating Officer of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Chief Operating Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

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IN WITNESS WHEREOF, SUMMIT HOTEL PROPERTIES, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Chief Operating Officer and witnessed by its Secretary on October 26, 2011.

WITNESS:	SUMMIT HOTEL PROPERTIES, INC.

By: /s/ Christopher R. Eng	By:	/s/ Stuart J. Becker
Name: Christopher R. Eng		Name: Stuart J. Becker
Title: Secretary		Title: Executive Vice President and
Chief Operating Officer

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SUMMIT HOTEL PROPERTIES, INC.

ARTICLES SUPPLEMENTARY

7.875% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

Summit Hotel Properties, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board”) by Article VI of the Articles of Amendment and Restatement of the Corporation (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Charter”) and Section 2-208 of the Maryland General Corporation Law, the Board has duly classified and designated 3,000,000 authorized but unissued shares of preferred stock, $0.01 par value per share, of the Corporation (“Preferred Stock”) as “7.875% Series B Cumulative Redeemable Preferred Stock,” with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as appear below, which, upon any restatement of the Charter, shall become a part of Article VI of the Charter, with any appropriate renumbering or relettering of the sections or subsections thereof.

SECOND:  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Charter.

 7.875% Series B Cumulative Redeemable Preferred Stock

1.           Designation and Number.  A series of Preferred Stock, designated the “7.875% Series B Cumulative Redeemable Preferred Stock” (the “Series B Preferred Stock”) is hereby established.  The par value of the Series B Preferred Stock shall be $0.01 per share.  The number of authorized shares of Series B Preferred Stock shall be 3,000,000.

2.           Rank.  The Series B Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank: (a) senior to all classes or series of common stock, $0.01 par value per share, of the Corporation (the “Common Stock”) and any class or series of capital stock of the Corporation expressly designated as ranking junior to the Series B Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation (collectively, “Junior Stock”); (b) on a parity with the 9.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Corporation and any other class or series of capital stock of the Corporation expressly designated as ranking on a parity with the Series B Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation (collectively, “Parity Stock”); and (c) junior to any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation.  For purposes of the terms of the Series B Preferred Stock, the term “capital stock” does not include convertible or exchangeable debt securities of the Corporation which rank senior to the Series B Preferred Stock prior to conversion or exchange.  The Series B Preferred Stock will also rank junior in right of payment to the Corporation’s other existing and future indebtedness.

3.           Distributions.

(a)           Subject to the preferential rights of holders of any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series A Preferred Stock as to distributions, the holders of Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board and declared by the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 7.875% per annum of the $25.00 liquidation preference per share of Series B Preferred Stock (equivalent to a fixed annual amount of $1.96875 per share of Series B Preferred Stock).  Distributions on the Series B Preferred Stock shall accrue and be cumulative from (but excluding) the original date of issuance of any shares of Series B Preferred Stock and shall be payable quarterly in equal amounts in arrears on or about the last day of each February, May, August and November of each year, beginning on February 28, 2013 (each such day being hereinafter called a “Distribution Payment Date”); provided, however, if any Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day.  The amount of any distribution payable on the Series B Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 90 nor less than ten days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b)           No distributions on the Series B Preferred Stock shall be authorized by the Board or declared, paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)           Notwithstanding anything to the contrary contained herein, distributions on the Series B Preferred Stock shall accrue whether or not the restrictions referred to in Section 3(b) exist, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared.

(d)           Except as provided in Section 3(e) below, no distributions shall be declared and paid or set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, shares of Parity Stock or Junior Stock (other than a distribution paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) for any period, nor shall shares of Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (other than a redemption, purchase or acquisition of Common Stock made for purposes of and in compliance with requirements of any incentive, benefit or stock purchase plan of the Corporation or any subsidiary thereof, or a redemption, purchase or acquisition of Parity Stock or Junior Stock as permitted under Article VII of the Charter), nor shall any funds be paid or made available for a sinking fund for the redemption of any such shares by the Corporation, directly or indirectly (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock and all holders of shares of Parity Stock), unless full cumulative distributions on the Series B Preferred Stock for all past distribution periods shall have been or contemporaneously are declared and paid or declared and sum sufficient for the payment thereof is set apart for such payment.

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(e)           When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series B Preferred Stock and any shares of Parity Stock, all distributions declared on the Series B Preferred Stock and any other shares of Parity Stock shall be declared pro rata so that the amount of distributions declared per share of Series B Preferred Stock and per share of Parity Stock shall in all cases bear to each other the same ratio that accrued distributions per share of Series B Preferred Stock and per share of Parity Stock (which shall not include any accrual in respect of unpaid distributions on any shares of Parity Stock for prior distribution periods if such Parity Stock does not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Stock which may be in arrears.

(f)           If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series B Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series B Preferred Stock for the year bears to the Total Dividends.  The Corporation may elect to retain and pay income tax on its net long-term capital gains.  In such a case, the holders of Series B Preferred Stock would include in income their appropriate share of the Corporation’s undistributed long-term capital gains, as designated by the Corporation.

(g)           Holders of Series B Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares of capital stock of the Corporation, in excess of full cumulative distributions on the Series B Preferred Stock as described above.  Any distribution payment made on the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid distributions due with respect to such shares which remains payable.  Accrued but unpaid distributions on the Series B Preferred Stock will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be.

(h)           For the avoidance of doubt, in determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Corporation’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

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4.           Liquidation Preference.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to the holders of shares of any Junior Stock, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid, or have the Corporation declare and set apart for payment, out of the assets of the Corporation legally available for distribution to its stockholders, after payment or provision for payment of all debts and other liabilities of the Corporation, a liquidation preference in cash or property at fair market value, as determined by the Board, of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to, but not including, the date of payment or the date the amount for payment is set apart (the “Liquidating Distributions”).

(b)           If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation are insufficient to pay the full amount of the Liquidating Distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all outstanding shares of Parity Stock, then the holders of shares of Series B Preferred Stock and the holders of such shares of Parity Stock shall share ratably in any such distribution of assets in proportion to the full Liquidating Distributions to which they would otherwise be respectively entitled.

(c)           Written notice of the effective date of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, no fewer than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series B Preferred Stock at the address of such holder as the same shall appear on the stock transfer records of the Corporation.

(d)           After payment of the full amount of the Liquidating Distributions to which they are entitled, the holders of shares of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(e)           For the avoidance of doubt, the consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or the sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Corporation shall not be considered a liquidation, dissolution or winding up of the Corporation.

5.           Optional Redemption

(a)           The Series B Preferred Stock is not redeemable prior to December 11, 2017, except as permitted by Article VII of the Charter and as otherwise provided in this Section 5 and Section 6 below.  On and after December 11, 2017, the Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series B Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus any accrued and unpaid distributions on such shares of Series B Preferred Stock to, but not including, the redemption date (the “Regular Redemption Right”).  If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Regular Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method determined by the Corporation.  If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock would become a holder of a number of shares of Series B Preferred Stock in excess of the Stock Ownership Limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in Article VII of the Charter, the Corporation will redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will hold a number of shares in excess of the Stock Ownership Limit subsequent to such redemption.

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(b)           To ensure that the Corporation remains qualified as a REIT for federal income tax purposes, the Series B Preferred Stock shall be subject to the provisions of Article VII of the Charter, pursuant to which shares of Series B Preferred Stock owned by a stockholder in excess of the Stock Ownership Limit shall automatically be transferred to a Charitable Trust and the Corporation shall have the right to purchase such shares, as provided in Article VII of the Charter.  If the Corporation calls for redemption any shares of Series B Preferred Stock pursuant to and in accordance with Article VII of the Charter and this Section 5(b), then the redemption price will be an amount equal to $25.00 per share, plus any accrued and unpaid distributions on the Series B Preferred Stock to, but not including, the redemption date, subject to any restrictions or limitations contained in Article VII of the Charter.

(c)           Unless full cumulative distributions on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, (i) no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series B Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock); provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of shares of Series B Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock.

(d)           Immediately prior to any redemption of shares of Series B Preferred Stock pursuant to the Regular Redemption Right, the Corporation shall pay, in cash, any accrued and unpaid distributions on the Series B Preferred Stock to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of record of Series B Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior distribution periods) notwithstanding the redemption of such shares before such Distribution Payment Date.  Except as provided above and in Section 6(e), the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on shares of Series B Preferred Stock for which a notice of redemption has been given.

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(e)           The following procedures apply to the redemption of the Series B Preferred Stock pursuant to the Regular Redemption Right:

(i)           Notice of redemption pursuant to the Regular Redemption Right will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  A failure to give such notice or any defect thereto or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series B Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, representing the shares of Series B Preferred Stock to be redeemed are to be surrendered for payment of the redemption price; (E) the procedures for surrendering non-certificated shares of Series B Preferred Stock for payment of the redemption price; (F) that distributions on shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date; and (G) if applicable, that the holders of shares of Series B Preferred Stock to which such notice relates will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change of Control (as defined in Section 6(b) below) and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date (as defined in Section 9(a) below), for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.  If less than all of the shares of Series B Preferred Stock held by any holder are to be redeemed pursuant to the Regular Redemption Right, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be so redeemed.

(iii)           If notice of redemption pursuant to the Regular Redemption Right of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set apart by the Corporation for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then from and after the redemption date distributions will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series B Preferred Stock will terminate, except the right to receive the redemption price and any accrued and unpaid distributions to, but not including, the redemption date; provided, however, if the redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, each holder of shares of Series B Preferred Stock so called for redemption at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before such Distribution Payment Date.

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(iv)           Holders of shares of Series B Preferred Stock to be redeemed pursuant to the Regular Redemption Right shall surrender such shares at the place or places designated in such notice and, upon surrender of the certificates, if any, for such shares of Series B Preferred Stock (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series B Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid distributions payable upon such redemption.  In case less than all shares of Series B Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series B Preferred Stock without cost to the holder thereof.  Notwithstanding the foregoing, if the shares of Series B Preferred Stock to be redeemed are held in book-entry form through the facilities of The Depository Trust Company (“DTC”), holders of shares of Series B Preferred Stock to be redeemed shall comply with applicable procedures of DTC in connection with surrendering their shares for payment of the redemption price.

(f)           Subject to applicable law and the limitation on purchases when distributions on the Series B Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase any shares of Series B Preferred Stock in the open market, by tender or by private agreement.

(g)           Any shares of Series B Preferred Stock that shall at any time have been redeemed pursuant to the Regular Redemption Right or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.

6.           Special Optional Redemption.

(a)           Upon the occurrence of a Change of Control (as defined below), the Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice, may redeem the shares of Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price equal to $25.00 per share, plus any accrued and unpaid distributions to, but not including, the redemption date (“Special Optional Redemption Right”).

(b)           A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

(i)           the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all capital stock of the Corporation entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all capital stock of the Corporation that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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(ii)           following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT (the “NYSE MKT”), or the NASDAQ Stock Market (the “NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ.

(c)           If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method determined by the Corporation.  If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock would become a holder of a number of shares of Series B Preferred Stock in excess of the Stock Ownership Limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in Article VII of the Charter, the Corporation will redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will hold a number of shares in excess of the Stock Ownership Limit subsequent to such redemption.

(d)           Unless full cumulative distributions on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, (i) no shares of Series B Preferred Stock shall be redeemed pursuant to the Special Option Redemption Right unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series B Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock); provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of shares of Series B Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock.

(e)           Immediately prior to any redemption of shares of Series B Preferred Stock pursuant to the Special Optional Redemption Right, the Corporation shall pay, in cash, any accrued and unpaid distributions on the Series B Preferred Stock to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior distribution periods) notwithstanding the redemption of such shares before such Distribution Payment Date.  Except as provided above, the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on shares of Series B Preferred Stock for which a notice of redemption has been given.

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(f)           The following procedures apply to the redemption of the Series B Preferred Stock pursuant to the Special Optional Redemption Right:

(i)           Notice of redemption pursuant to the Special Optional Redemption Right will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  A failure to give such notice or any defect thereto or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series B Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, representing the shares of Series B Preferred Stock to be redeemed are to be surrendered for payment of the redemption price; (E) the procedures for surrendering non-certificated shares of Series B Preferred Stock for payment of the redemption price; (F) that the shares of Series B Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (G) that the holders of shares of Series B Preferred Stock to which such notice relates will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change of Control and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (H) that distributions on shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date.  If less than all of the shares of Series B Preferred Stock held by any holder are to be redeemed pursuant to the Special Optional Redemption Right, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

(iii)           If notice of redemption pursuant to the Special Optional Redemption Right of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then from and after the redemption date distributions will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series B Preferred Stock will terminate, except the right to receive the redemption price and any accrued and unpaid distributions to, but not including, the redemption date; provided, however, if the redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, each holder of shares of Series B Preferred Stock so called for redemption at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before such Distribution Payment Date.

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(iv)           Holders of shares of Series B Preferred Stock to be redeemed pursuant to the Special Optional Redemption Right shall surrender such shares at the place or places designated in such notice and, upon surrender of the certificates, if any, for such shares of Series B Preferred Stock (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series B Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid distributions payable upon such redemption.  In case less than all shares of Series B Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series B Preferred Stock without cost to the holder thereof.  Notwithstanding the foregoing, if the shares of Series B Preferred Stock to be redeemed are held in book-entry form through the facilities of DTC, holders of shares of Series B Preferred Stock to be redeemed shall comply with applicable procedures of DTC in connection with surrendering their shares for payment of the redemption price.

(g)           Any shares of Series B Preferred Stock that shall at any time have been redeemed pursuant to the Special Optional Redemption Right or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.

7.           Voting Rights.

(a)           Holders of Series B Preferred Stock will not have any voting rights, except as set forth below.

(b)           Whenever distributions on the Series B Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of directors then constituting the Board shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Voting Parity Stock (as defined below)) and the holders of Series B Preferred Stock (voting as a single class together with the holders of any other class or series of shares of Parity Stock upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”)) shall be entitled to vote for the election of a total of two additional directors of the Corporation (each, a “Preferred Stock Director”) at a special meeting of stockholders called by the holders of at least 33% of the outstanding shares of Series B Preferred Stock (or the holders of at least 33% of the outstanding shares of Voting Parity Stock) if such request is received 90 or more days before the date fixed for the next annual meeting of stockholders, or, if the request is received less than 90 days before the next annual meeting of stockholders, at the next annual meeting of stockholders, or at the Corporation’s sole discretion, a separate special meeting of stockholders to be held no later than 90 days after the Corporation’s receipt of such request, and thereafter at each subsequent annual meeting of stockholders until all accumulated distributions on the shares of Series B Preferred Stock for the past distribution periods and the then-current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment in full.  The Preferred Stock Directors shall be elected by a plurality of the votes cast by the holders of the outstanding shares of Series B Preferred Stock and the outstanding shares of Voting Parity Stock when they have the voting rights set forth in this Section 7(b) (voting together as a single class) in the election to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described below, whichever occurs earlier.

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(c)           If and when all accrued distributions for past distribution periods and the distribution for the then-current distribution period on the Series B Preferred Stock shall have been paid in full or declared and a sum sufficient for the payment thereof set apart for payment in full, the holders of Series B Preferred Stock shall immediately be divested of the voting rights set forth in Section 7(b) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions for past distribution periods and the distribution for the then-current distribution period have been paid in full or declared and a sum sufficient for the payment thereof set apart for payment in full on all outstanding shares of Voting Parity Stock, the term of office of each Preferred Stock Director so elected shall immediately terminate and the number of directors shall be reduced accordingly. Any Preferred Stock Director may be removed at any time, but only for Cause, by the vote of, and shall not be removed otherwise than by the vote of, the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock when they have the voting rights set forth in Section 7(b) and the holders of any outstanding shares of Voting Parity Stock (voting together as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series B Preferred Stock when they have the voting rights set forth in Section 7(b) and the holders of any outstanding shares of Voting Parity Stock (voting together as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d)           So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not:

(i)           authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock of the Corporation expressly designated ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and the holders of any outstanding shares of Voting Parity Stock (voting together as a single class); or

(ii)           amend, alter or repeal the provisions of the Charter, whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting powers of the Series B Preferred Stock or the holders thereof, without the affirmative vote of the holders of at least two-thirds of the holders of the outstanding shares of Series B Preferred Stock (voting as a separate class); provided, however, that with respect to the occurrence of any Event set forth above, so long as shares of Series B Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of shares of Series B Preferred Stock receive shares of, or options, warrants or rights to purchase or subscribe for shares of, capital stock with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series B Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series B Preferred Stock or the holders thereof; and provided further that any increase in the amount of the authorized shares of Series B Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other class or series of Parity Stock or Junior Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

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(e)           In any matter in which the holders of Series B Preferred Stock are entitled to vote separately as a single class, each such holder shall have the right to one vote for each share of Series B Preferred Stock held by such holder.  If the holders of shares of Series B Preferred Stock and the holders of outstanding shares of Voting Parity Stock are entitled to vote together as a single class on any matter, such holders shall each have one vote for each $25.00 of liquidation preference.

(f)           The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.           Information Rights.  During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, the Corporation will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series B Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required); and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of Series B Preferred Stock.  The Corporation will mail (or otherwise provide) the reports to the holders of Series B Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

9.           Conversion.  Shares of Series B Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 9.

(a)           Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem the shares of Series B Preferred Stock pursuant to the Regular Redemption Right or Special Optional Redemption Right, to convert some or all of the shares of Series B Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number shares of Common Stock, per share of Series B Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Stock Price (as defined below) and (B) 5.6497 (the “Share Cap”), subject to the immediately succeeding paragraph.

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The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a Common Stock distribution), subdivisions or combinations (in each case, a “Stock Split”) with respect to shares of Common Stock as follows: the adjusted Share Cap as the result of a Stock Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 16,949,153 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase on a pro rata basis if the Corporation issues additional shares of Series B Preferred Stock (the “Exchange Cap”).  The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series B Preferred Stock shall receive upon conversion of such shares of Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder of shares of Series B Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of shares of Series B Preferred Stock held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series B Preferred Stock shall receive shall be the form of consideration elected by the holders of Common Stock who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

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The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 9(c) below that is no less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to Section 9(c).

The “Common Stock Price” shall be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by holders of Common Stock is solely cash, and (ii) the average of the closing prices per share of Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash.

(b)           No fractional shares of Common Stock shall be issued upon the conversion of shares of Series B Preferred Stock.  In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(c)           Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of Series B Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records and notice shall be provided to the Corporation’s transfer agent.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.  Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of shares of Series B Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem all or any portion of the shares of Series B Preferred Stock pursuant to the Regular Redemption Right or Special Optional Redemption Right, the holder will not be able to convert shares of Series B Preferred Stock and such shares of Series B Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d)           The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 9(c) above to the holders of Series B Preferred Stock.

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(e)           In order to exercise the Change of Control Conversion Right, a holder of Series B Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the shares of Series B Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Corporation’s transfer agent.  Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series B Preferred Stock to be converted; and (iii) that the shares of Series B Preferred Stock are to be converted pursuant to the applicable terms of the shares of Series B Preferred Stock.  Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, such notice shall comply with applicable procedures of DTC.

(f)           Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date.  The notice of withdrawal must state: (i) the number of withdrawn shares of Series B Preferred Stock; (ii) if certificated shares of Series B Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and (iii) the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice.  Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g)           Shares of Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem such shares of Series B Preferred Stock, whether pursuant to its Regular Redemption Right or Special Optional Redemption Right.  Holders of Series B Preferred Stock shall not have the right to convert any shares that the Corporation has elected to redeem prior to the Change of Control Conversion Date. Accordingly, if the Corporation has provided a redemption notice with respect to some of all of the Series B Preferred Stock, holders of any Series B Preferred Stock that the Corporation has called for redemption shall not be permitted to exercise their Change of Control Conversion right in respect of any of the shares that have been called for redemption, and such shares of Series B Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

(h)           The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

(i)           Notwithstanding anything to the contrary contained herein, no holder of shares of Series B Preferred Stock will be entitled to convert such shares of Series B Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause the holder of such shares of Common Stock (or any other person) to Beneficially Own or Constructively Own shares of Common Stock of the Corporation in excess of the Stock Ownership Limit, as such term is defined in the Charter, as applicable.

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10.           Application of Article VII.  The Series B Preferred Stock is subject to the provisions of Article VII of the Charter.

THIRD:  The Series B Preferred Stock has been classified and designated by the Board under the authority contained in the Charter.

FOURTH:  These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FIFTH:  These Articles Supplementary shall be effective at the time the SDAT accepts these Articles Supplementary for record.

SIXTH:  The undersigned Executive Vice President and Chief Operating Officer of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Chief Operating Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

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IN WITNESS WHEREOF, SUMMIT HOTEL PROPERTIES, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Chief Operating Officer and witnessed by its Secretary on December 7, 2012.

WITNESS:		SUMMIT HOTEL PROPERTIES, INC.

	/s/ Christopher R. Eng		/s/ Stuart J. Becker
By:		By:
Name:	Christopher R. Eng	Name:	Stuart J. Becker
Title:	Secretary	Title:	Executive Vice President and
Chief Operating Officer

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SUMMIT HOTEL PROPERTIES, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:  The title of the first document being corrected hereby is Articles Supplementary (the “Series A Articles”).  The Series A Articles were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on October 26, 2011.

SECOND:  The title of the second document being corrected hereby is Articles Supplementary (the “Series B Articles” and, together with the Series A Articles, the “Articles”).  The Series B Articles were filed with the SDAT on December 4, 2012.

THIRD:  The sole party to each of the Articles is Summit Hotel Properties, Inc., a Maryland corporation (the “Corporation”).

FOURTH:  The provision of the Series A Articles which is to be corrected and as previously filed with SDAT is set forth below:

SIXTH:  The undersigned Executive Vice President and Chief Operating Officer of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Chief Operating Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, SUMMIT HOTEL PROPERTIES, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Chief Operating Officer and witnessed by its Secretary on October 26, 2011.

FIFTH:  The provision of the Series A Articles as corrected hereby is set forth below:

SIXTH:  The undersigned Executive Vice President, Chief Financial Officer and Treasurer of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President, Chief Financial Officer and Treasurer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, SUMMIT HOTEL PROPERTIES, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President, Chief Financial Officer and Treasurer and witnessed by its Secretary on October 26, 2011.

SIXTH:  The provision of the Series B Articles which is to be corrected and as previously filed with SDAT is set forth below:

SIXTH:  The undersigned Executive Vice President and Chief Operating Officer of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Chief Operating Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, SUMMIT HOTEL PROPERTIES, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Chief Operating Officer and witnessed by its Secretary on December 4, 2012.

SEVENTH:  The provision of the Series B Articles as corrected hereby is set forth below:

SIXTH:  The undersigned Executive Vice President, Chief Financial Officer and Treasurer of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President, Chief Financial Officer and Treasurer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, SUMMIT HOTEL PROPERTIES, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President, Chief Financial Officer and Treasurer and witnessed by its Secretary on December 4, 2012.

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EIGHTH:  In addition to the corrections set forth above, the correct signature and attestation for each of the Articles are set forth on the signature page hereto.  Stuart J. Becker, the officer executing each of the Articles was incorrectly identified as the Executive Vice President and Chief Operating Officer when he should have been identified as the Executive Vice President, Chief Financial Officer and Treasurer.

NINTH:  The undersigned Executive Vice President, Chief Financial Officer and Treasurer of the Corporation acknowledges this Certificate of Correction to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President, Chief Financial Officer and Treasurer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its Executive Vice President, Chief Financial Officer and Treasurer and attested to by its Secretary on this 18th day of March, 2013.

ATTEST:		SUMMIT HOTEL PROPERTIES, INC.

By:	/s/ Christopher R. Eng	By:	/s/ Stuart J. Becker
Name:	Christopher R. Eng	Name:	Stuart J. Becker
Title:	Secretary	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

SUMMIT HOTEL PROPERTIES, INC.

ARTICLES SUPPLEMENTARY

7.125% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

Summit Hotel Properties, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board”) by Article VI of the Articles of Amendment and Restatement of the Corporation (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Charter”) and Section 2-208 of the Maryland General Corporation Law, the Board has duly classified and designated 3,400,000 authorized but unissued shares of preferred stock, $0.01 par value per share, of the Corporation (“Preferred Stock”) as “7.125% Series C Cumulative Redeemable Preferred Stock,” with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as appear below, which, upon any restatement of the Charter, shall become a part of Article VI of the Charter, with any appropriate renumbering or relettering of the sections or subsections thereof.

SECOND:  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Charter.

7.125% Series C Cumulative Redeemable Preferred Stock

1.           Designation and Number.  A series of Preferred Stock, designated the “7.125% Series C Cumulative Redeemable Preferred Stock” (the “Series C Preferred Stock”) is hereby established.  The par value of the Series C Preferred Stock shall be $0.01 per share.  The number of authorized shares of Series C Preferred Stock shall be 3,400,000.

2.           Rank.  The Series C Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank: (a) senior to all classes or series of common stock, $0.01 par value per share, of the Corporation (the “Common Stock”) and any class or series of capital stock of the Corporation expressly designated as ranking junior to the Series C Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation (collectively, “Junior Stock”); (b) on a parity with the Corporation’s 9.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, the Corporation’s 7.875% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, and any other class or series of capital stock of the Corporation expressly designated as ranking on a parity with the Series C Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation (collectively, “Parity Stock”); and (c) junior to any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation.  For purposes of the terms of the Series C Preferred Stock, the term “capital stock” does not include convertible or exchangeable debt securities of the Corporation which rank senior to the Series C Preferred Stock prior to conversion or exchange.  The Series C Preferred Stock will also rank junior in right of payment to the Corporation’s other existing and future indebtedness.

3.           Distributions.

(a)           Subject to the preferential rights of holders of any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights, the holders of Series C Preferred Stock shall be entitled to receive, when, as and if authorized by the Board and declared by the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 7.125% per annum of the $25.00 liquidation preference per share of Series C Preferred Stock (equivalent to a fixed annual amount of $1.78125 per share of Series C Preferred Stock).  Distributions on the Series C Preferred Stock shall accrue and be cumulative from (but excluding) the original date of issuance of any shares of Series C Preferred Stock and shall be payable quarterly in equal amounts in arrears on or about the last day of each February, May, August and November of each year, beginning on May 31, 2013 (each such day being hereinafter called a “Distribution Payment Date”); provided, however, if any Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day.  The amount of any distribution payable on the Series C Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 90 nor less than ten days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b)           No distributions on the Series C Preferred Stock shall be authorized by the Board or declared, paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)           Notwithstanding anything to the contrary contained herein, distributions on the Series C Preferred Stock shall accrue whether or not the restrictions referred to in Section 3(b) exist, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared.

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(d)           Except as provided in Section 3(e) below, no distributions shall be declared and paid or set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, shares of Parity Stock or Junior Stock (other than a distribution paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) for any period, nor shall shares of Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (other than a redemption, purchase or acquisition of Common Stock made for purposes of and in compliance with requirements of any incentive, benefit or stock purchase plan of the Corporation or any subsidiary thereof, or a redemption, purchase or acquisition of Parity Stock or Junior Stock as permitted under Article VII of the Charter), nor shall any funds be paid or made available for a sinking fund for the redemption of any such shares by the Corporation, directly or indirectly (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Stock and all holders of shares of Parity Stock), unless full cumulative distributions on the Series C Preferred Stock for all past distribution periods shall have been or contemporaneously are declared and paid or declared and sum sufficient for the payment thereof is set apart for such payment.

(e)           When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series C Preferred Stock and any shares of Parity Stock, all distributions declared on the Series C Preferred Stock and any other shares of Parity Stock shall be declared pro rata so that the amount of distributions declared per share of Series C Preferred Stock and per share of Parity Stock shall in all cases bear to each other the same ratio that accrued distributions per share of Series C Preferred Stock and per share of Parity Stock (which shall not include any accrual in respect of unpaid distributions on any shares of Parity Stock for prior distribution periods if such Parity Stock does not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series C Preferred Stock which may be in arrears.

(f)           If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series C Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series C Preferred Stock for the year bears to the Total Dividends.  The Corporation may elect to retain and pay income tax on its net long-term capital gains.  In such a case, the holders of Series C Preferred Stock would include in income their appropriate share of the Corporation’s undistributed long-term capital gains, as designated by the Corporation.

(g)           Holders of Series C Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares of capital stock of the Corporation, in excess of full cumulative distributions on the Series C Preferred Stock as described above.  Any distribution payment made on the Series C Preferred Stock shall first be credited against the earliest accrued but unpaid distributions due with respect to such shares which remains payable.  Accrued but unpaid distributions on the Series C Preferred Stock will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be.

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(h)           For the avoidance of doubt, in determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Corporation’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

4.           Liquidation Preference.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to the holders of shares of any Junior Stock, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid, or have the Corporation declare and set apart for payment, out of the assets of the Corporation legally available for distribution to its stockholders, after payment or provision for payment of all debts and other liabilities of the Corporation, a liquidation preference in cash or property at fair market value, as determined by the Board, of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to, but not including, the date of payment or the date the amount for payment is set apart (the “Liquidating Distributions”).

(b)           If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation are insufficient to pay the full amount of the Liquidating Distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all outstanding shares of Parity Stock, then the holders of shares of Series C Preferred Stock and the holders of such shares of Parity Stock shall share ratably in any such distribution of assets in proportion to the full Liquidating Distributions to which they would otherwise be respectively entitled.

(c)           Written notice of the effective date of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, no fewer than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series C Preferred Stock at the address of such holder as the same shall appear on the stock transfer records of the Corporation.

(d)           After payment of the full amount of the Liquidating Distributions to which they are entitled, the holders of shares of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(e)           For the avoidance of doubt, the consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or the sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Corporation shall not be considered a liquidation, dissolution or winding up of the Corporation.

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5.           Optional Redemption

(a)           The Series C Preferred Stock is not redeemable prior to March 20, 2018, except as permitted by Article VII of the Charter and as otherwise provided in this Section 5 and Section 6 below.  On and after March 20, 2018, the Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series C Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus any accrued and unpaid distributions on such shares of Series C Preferred Stock to, but not including, the redemption date (the “Regular Redemption Right”).  If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed pursuant to the Regular Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method determined by the Corporation.  If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series C Preferred Stock would become a holder of a number of shares of Series C Preferred Stock in excess of the Stock Ownership Limit because such holder’s shares of Series C Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in Article VII of the Charter, the Corporation will redeem the requisite number of shares of Series C Preferred Stock of such holder such that no holder will hold a number of shares in excess of the Stock Ownership Limit subsequent to such redemption.

(b)           To ensure that the Corporation remains qualified as a REIT for federal income tax purposes, the Series C Preferred Stock shall be subject to the provisions of Article VII of the Charter, pursuant to which shares of Series C Preferred Stock owned by a stockholder in excess of the Stock Ownership Limit shall automatically be transferred to a Charitable Trust and the Corporation shall have the right to purchase such shares, as provided in Article VII of the Charter.  If the Corporation calls for redemption any shares of Series C Preferred Stock pursuant to and in accordance with Article VII of the Charter and this Section 5(b), then the redemption price will be an amount equal to $25.00 per share, plus any accrued and unpaid distributions on the Series C Preferred Stock to, but not including, the redemption date, subject to any restrictions or limitations contained in Article VII of the Charter.

(c)           Unless full cumulative distributions on all shares of Series C Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, (i) no shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series C Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock); provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of shares of Series C Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Stock.

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(d)           Immediately prior to any redemption of shares of Series C Preferred Stock pursuant to the Regular Redemption Right, the Corporation shall pay, in cash, any accrued and unpaid distributions on the Series C Preferred Stock to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of record of Series C Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior distribution periods) notwithstanding the redemption of such shares before such Distribution Payment Date.  Except as provided above and in Section 6(e), the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on shares of Series C Preferred Stock for which a notice of redemption has been given.

(e)           The following procedures apply to the redemption of the Series C Preferred Stock pursuant to the Regular Redemption Right:

(i)           Notice of redemption pursuant to the Regular Redemption Right will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  A failure to give such notice or any defect thereto or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series C Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, representing the shares of Series C Preferred Stock to be redeemed are to be surrendered for payment of the redemption price; (E) the procedures for surrendering non-certificated shares of Series C Preferred Stock for payment of the redemption price; (F) that distributions on shares of Series C Preferred Stock to be redeemed will cease to accrue on such redemption date; and (G) if applicable, that the holders of shares of Series C Preferred Stock to which such notice relates will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control (as defined in Section 6(b) below) and each share of Series C Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date (as defined in Section 9(a) below), for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.  If less than all of the shares of Series C Preferred Stock held by any holder are to be redeemed pursuant to the Regular Redemption Right, the notice mailed to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be so redeemed.

(iii)           If notice of redemption pursuant to the Regular Redemption Right of any shares of Series C Preferred Stock has been given and if the funds necessary for such redemption have been set apart by the Corporation for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, then from and after the redemption date distributions will cease to accrue on such shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series C Preferred Stock will terminate, except the right to receive the redemption price and any accrued and unpaid distributions to, but not including, the redemption date; provided, however, if the redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, each holder of shares of Series C Preferred Stock so called for redemption at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before such Distribution Payment Date.

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(iv)           Holders of shares of Series C Preferred Stock to be redeemed pursuant to the Regular Redemption Right shall surrender such shares at the place or places designated in such notice and, upon surrender of the certificates, if any, for such shares of Series C Preferred Stock (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series C Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid distributions payable upon such redemption.  In case less than all shares of Series C Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series C Preferred Stock without cost to the holder thereof.  Notwithstanding the foregoing, if the shares of Series C Preferred Stock to be redeemed are held in book-entry form through the facilities of The Depository Trust Company (“DTC”), holders of shares of Series C Preferred Stock to be redeemed shall comply with applicable procedures of DTC in connection with surrendering their shares for payment of the redemption price.

(f)           Subject to applicable law and the limitation on purchases when distributions on the Series C Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase any shares of Series C Preferred Stock in the open market, by tender or by private agreement.

(g)           Any shares of Series C Preferred Stock that shall at any time have been redeemed pursuant to the Regular Redemption Right or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.

6.           Special Optional Redemption.

(a)           Upon the occurrence of a Change of Control (as defined below), the Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice, may redeem the shares of Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price equal to $25.00 per share, plus any accrued and unpaid distributions to, but not including, the redemption date (“Special Optional Redemption Right”).

(b)           A “Change of Control” is when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

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(i)           the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all capital stock of the Corporation entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all capital stock of the Corporation that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii)           following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”), or the NASDAQ Stock Market (the “NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ.

(c)           If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method determined by the Corporation.  If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series C Preferred Stock would become a holder of a number of shares of Series C Preferred Stock in excess of the Stock Ownership Limit because such holder’s shares of Series C Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in Article VII of the Charter, the Corporation will redeem the requisite number of shares of Series C Preferred Stock of such holder such that no holder will hold a number of shares in excess of the Stock Ownership Limit subsequent to such redemption.

(d)           Unless full cumulative distributions on all shares of Series C Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, (i) no shares of Series C Preferred Stock shall be redeemed pursuant to the Special Option Redemption Right unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series C Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock); provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of shares of Series C Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Stock.

(e)           Immediately prior to any redemption of shares of Series C Preferred Stock pursuant to the Special Optional Redemption Right, the Corporation shall pay, in cash, any accrued and unpaid distributions on the Series C Preferred Stock to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series C Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior distribution periods) notwithstanding the redemption of such shares before such Distribution Payment Date.  Except as provided above, the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on shares of Series C Preferred Stock for which a notice of redemption has been given.

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(f)           The following procedures apply to the redemption of the Series C Preferred Stock pursuant to the Special Optional Redemption Right:

(i)           Notice of redemption pursuant to the Special Optional Redemption Right will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  A failure to give such notice or any defect thereto or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series C Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, representing the shares of Series C Preferred Stock to be redeemed are to be surrendered for payment of the redemption price; (E) the procedures for surrendering non-certificated shares of Series C Preferred Stock for payment of the redemption price; (F) that the shares of Series C Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (G) that the holders of shares of Series C Preferred Stock to which such notice relates will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and each share of Series C Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (H) that distributions on shares of Series C Preferred Stock to be redeemed will cease to accrue on such redemption date.  If less than all of the shares of Series C Preferred Stock held by any holder are to be redeemed pursuant to the Special Optional Redemption Right, the notice mailed to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.

(iii)           If notice of redemption pursuant to the Special Optional Redemption Right of any shares of Series C Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, then from and after the redemption date distributions will cease to accrue on such shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series C Preferred Stock will terminate, except the right to receive the redemption price and any accrued and unpaid distributions to, but not including, the redemption date; provided, however, if the redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, each holder of shares of Series C Preferred Stock so called for redemption at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before such Distribution Payment Date.

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(iv)           Holders of shares of Series C Preferred Stock to be redeemed pursuant to the Special Optional Redemption Right shall surrender such shares at the place or places designated in such notice and, upon surrender of the certificates, if any, for such shares of Series C Preferred Stock (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series C Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid distributions payable upon such redemption.  In case less than all shares of Series C Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series C Preferred Stock without cost to the holder thereof.  Notwithstanding the foregoing, if the shares of Series C Preferred Stock to be redeemed are held in book-entry form through the facilities of DTC, holders of shares of Series C Preferred Stock to be redeemed shall comply with applicable procedures of DTC in connection with surrendering their shares for payment of the redemption price.

(g)           Any shares of Series C Preferred Stock that shall at any time have been redeemed pursuant to the Special Optional Redemption Right or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.

7.           Voting Rights.

(a)           Holders of Series C Preferred Stock will not have any voting rights, except as set forth below.

(b)           Whenever distributions on the Series C Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of directors then constituting the Board shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Voting Parity Stock (as defined below)) and the holders of Series C Preferred Stock (voting as a single class together with the holders of any other class or series of shares of Parity Stock upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”)) shall be entitled to vote for the election of a total of two additional directors of the Corporation (each, a “Preferred Stock Director”) at a special meeting of stockholders called by the holders of at least 33% of the outstanding shares of Series C Preferred Stock (or the holders of at least 33% of the outstanding shares of Voting Parity Stock) if such request is received 90 or more days before the date fixed for the next annual meeting of stockholders, or, if the request is received less than 90 days before the next annual meeting of stockholders, at the next annual meeting of stockholders, or at the Corporation’s sole discretion, a separate special meeting of stockholders to be held no later than 90 days after the Corporation’s receipt of such request, and thereafter at each subsequent annual meeting of stockholders until all accumulated distributions on the shares of Series C Preferred Stock for the past distribution periods and the then-current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment in full.  The Preferred Stock Directors shall be elected by a plurality of the votes cast by the holders of the outstanding shares of Series C Preferred Stock and the outstanding shares of Voting Parity Stock when they have the voting rights set forth in this Section 7(b) (voting together as a single class) in the election to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described below, whichever occurs earlier.

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(c)           If and when all accrued distributions for past distribution periods and the distribution for the then-current distribution period on the Series C Preferred Stock shall have been paid in full or declared and a sum sufficient for the payment thereof set apart for payment in full, the holders of Series C Preferred Stock shall immediately be divested of the voting rights set forth in Section 7(b) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions for past distribution periods and the distribution for the then-current distribution period have been paid in full or declared and a sum sufficient for the payment thereof set apart for payment in full on all outstanding shares of Voting Parity Stock, the term of office of each Preferred Stock Director so elected shall immediately terminate and the number of directors shall be reduced accordingly. Any Preferred Stock Director may be removed at any time, but only for Cause, by the vote of, and shall not be removed otherwise than by the vote of, the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock when they have the voting rights set forth in Section 7(b) and the holders of any outstanding shares of Voting Parity Stock (voting together as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series C Preferred Stock when they have the voting rights set forth in Section 7(b) and the holders of any outstanding shares of Voting Parity Stock (voting together as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d)           So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not:

(i)           authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock of the Corporation expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock and the holders of any outstanding shares of Voting Parity Stock (voting together as a single class); or

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(ii)           amend, alter or repeal the provisions of the Charter, whether by merger or consolidation or otherwise (in any case, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting powers of the Series C Preferred Stock or the holders thereof, without the affirmative vote of the holders of at least two-thirds of the holders of the outstanding shares of Series C Preferred Stock (voting as a separate class); provided, however, that with respect to the occurrence of any Event set forth above, so long as shares of Series C Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of shares of Series C Preferred Stock receive shares of, or options, warrants or rights to purchase or subscribe for shares of, capital stock with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series C Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series C Preferred Stock or the holders thereof; and provided further that any increase in the amount of the authorized shares of Series C Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other class or series of Parity Stock or Junior Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e)           In any matter in which the holders of Series C Preferred Stock are entitled to vote separately as a single class, each such holder shall have the right to one vote for each share of Series C Preferred Stock held by such holder.  If the holders of shares of Series C Preferred Stock and the holders of outstanding shares of Voting Parity Stock are entitled to vote together as a single class on any matter, such holders shall each have one vote for each $25.00 of liquidation preference.

(f)           The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.           Information Rights.  During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, the Corporation will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series C Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required); and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of Series C Preferred Stock.  The Corporation will mail (or otherwise provide) the reports to the holders of Series C Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

9.           Conversion.  Shares of Series C Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 9.

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(a)           Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem the shares of Series C Preferred Stock pursuant to the Regular Redemption Right or Special Optional Redemption Right, to convert some or all of the shares of Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number shares of Common Stock, per share of Series C Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Stock Price (as defined below) and (B) 5.1440 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a Common Stock distribution), subdivisions or combinations (in each case, a “Stock Split”) with respect to shares of Common Stock as follows: the adjusted Share Cap as the result of a Stock Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 17,489,600 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase on a pro rata basis if the Corporation issues additional shares of Series C Preferred Stock (the “Exchange Cap”).  The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series C Preferred Stock shall receive upon conversion of such shares of Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder of shares of Series C Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of shares of Series C Preferred Stock held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

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In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series C Preferred Stock shall receive shall be the form of consideration elected by the holders of Common Stock who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 9(c) below that is no less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to Section 9(c).

The “Common Stock Price” shall be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by holders of Common Stock is solely cash, and (ii) the average of the closing prices per share of Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash.

(b)           No fractional shares of Common Stock shall be issued upon the conversion of shares of Series C Preferred Stock.  In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(c)           Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of Series C Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records and notice shall be provided to the Corporation’s transfer agent.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given.  Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of shares of Series C Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem all or any portion of the shares of Series C Preferred Stock pursuant to the Regular Redemption Right or Special Optional Redemption Right, the holder will not be able to convert shares of Series C Preferred Stock and such shares of Series C Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right.

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(d)           The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 9(c) above to the holders of Series C Preferred Stock.

(e)           In order to exercise the Change of Control Conversion Right, a holder of Series C Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the shares of Series C Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Corporation’s transfer agent.  Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series C Preferred Stock to be converted; and (iii) that the shares of Series C Preferred Stock are to be converted pursuant to the applicable terms of the shares of Series C Preferred Stock.  Notwithstanding the foregoing, if the shares of Series C Preferred Stock are held in global form, such notice shall comply with applicable procedures of DTC.

(f)           Holders of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date.  The notice of withdrawal must state: (i) the number of withdrawn shares of Series C Preferred Stock; (ii) if certificated shares of Series C Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and (iii) the number of shares of Series C Preferred Stock, if any, which remain subject to the conversion notice.  Notwithstanding the foregoing, if the shares of Series C Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g)           Shares of Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem such shares of Series C Preferred Stock, whether pursuant to its Regular Redemption Right or Special Optional Redemption Right.  Holders of Series C Preferred Stock shall not have the right to convert any shares that the Corporation has elected to redeem prior to the Change of Control Conversion Date. Accordingly, if the Corporation has provided a redemption notice with respect to some of all of the Series C Preferred Stock, holders of any Series C Preferred Stock that the Corporation has called for redemption shall not be permitted to exercise their Change of Control Conversion right in respect of any of the shares that have been called for redemption, and such shares of Series C Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

(h)           The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

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(i)           Notwithstanding anything to the contrary contained herein, no holder of shares of Series C Preferred Stock will be entitled to convert such shares of Series C Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause the holder of such shares of Common Stock (or any other person) to Beneficially Own or Constructively Own shares of Common Stock of the Corporation in excess of the Stock Ownership Limit, as such term is defined in the Charter, as applicable.

10.           Application of Article VII.  The Series C Preferred Stock is subject to the provisions of Article VII of the Charter.

THIRD:  The Series C Preferred Stock has been classified and designated by the Board under the authority contained in the Charter.

FOURTH:  These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FIFTH:  These Articles Supplementary shall be effective at the time the SDAT accepts these Articles Supplementary for record.

SIXTH:  The undersigned Executive Vice President, Chief Financial Officer and Treasurer of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President, Chief Financial Officer and Treasurer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

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IN WITNESS WHEREOF, SUMMIT HOTEL PROPERTIES, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President, Chief Financial Officer and Treasurer and witnessed by its Secretary on March 20, 2013.

WITNESS:		SUMMIT HOTEL PROPERTIES, INC.

	/s/ Christopher R. Eng		/s/ Stuart J. Becker
By:	______________________________	By:	______________________________
Name:	Christopher R. Eng	Name:	Stuart J. Becker
Title:	Secretary	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

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